Exhibit T3E-2
PROSKAUER ROSE LLP
Counsel for the Debtor
  and Debtor-in-Possession
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Jeffrey W. Levitan (JL-6155)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------

IN RE:                                            (Chapter 11)

FRANK'S NURSERY & CRAFTS, INC.,

                           DEBTOR.                Case No. 04-15826 (PCB)

-----------------------------------------


                 DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



Dated: April 22, 2005
       New York, New York

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE

ARTICLE I     DEFINITIONS AND CONSTRUCTION OF TERMS.........................29
        1.1   "Administrative Expense Claim"................................29
        1.2   "Administrative Expense Claim Bar Date".......................30
        1.3   "Allowed".....................................................30
        1.4   "Bankruptcy Code".............................................30
        1.5   "Bankruptcy Court"............................................30
        1.6   "Bankruptcy Rules"............................................30
        1.7   "Bar Date"....................................................30
        1.8   "Business Day"................................................31
        1.9   "Cash"........................................................31
        1.10  "Causes of Action"............................................31
        1.11  "Chapter 11 Case".............................................31
        1.12  "Claim".......................................................31
        1.13  "Class".......................................................31
        1.14  "Collateral"..................................................31
        1.15  "Confirmation Date" ..........................................31
        1.16  "Confirmation Hearing"........................................31
        1.17  "Confirmation Order"..........................................31
        1.18  "Contingent Claim"............................................31
        1.19  "Convenience Interests".......................................32
        1.20  "Creditors' Committee"........................................32
        1.21  "Debtor"......................................................32
        1.22  "Debtor-in-Possession"........................................32
        1.23  "Development Agreement".......................................32
        1.24  "DIP Financing Order".........................................32
        1.25  "DIP Lender"..................................................32
        1.26  "DIP Loan Agreement"..........................................32
        1.27  "DIP Loan Documents"..........................................32
        1.28  "Disbursing Agent"............................................32
        1.29  "Disclosure Statement"........................................32
        1.30  "Disputed"....................................................32
        1.31  "Disputed Claims Reserve".....................................33
        1.32  "Effective Date"..............................................33
        1.33  "Equity Interests"............................................33
        1.34  "Equity Participation Right"..................................33
        1.35  "Estate"......................................................33
        1.36  "Exculpated Parties"..........................................33
        1.37  "Final Order".................................................33
        1.38  "General Secured Claim".......................................33
        1.39  "General Unsecured Claim".....................................34
        1.40  "Indemnification Claims"......................................34
        1.41  "Insured Claim"...............................................34
        1.42  "Interests"...................................................34

        1.43  "Investment Agreement"........................................34
        1.44  "Kimco".......................................................34
        1.45  "Kimco Secured Claims"........................................34
        1.46  "Lien"........................................................34
        1.47  "New Board"...................................................34
        1.48  "New Equity Investment".......................................34
        1.49  "New FNC Common Stock"........................................34
        1.50  "New Indenture"...............................................34
        1.51  "New Senior Notes"............................................34
        1.52  "Old Common Stock"............................................35
        1.53  "Person"......................................................35
        1.54  "Petition Date"...............................................35
        1.55  "Plan"........................................................35
        1.56  "Plan Documents"..............................................35
        1.57  "Plan Investors"..............................................35
        1.58  "Plan Supplement".............................................35
        1.59  "Pre-Petition Credit Agreement"...............................35
        1.60  "Priority Claims".............................................35
        1.61  "Priority Tax Claim"..........................................36
        1.62  "Professionals"...............................................36
        1.63  "Professional Fees"...........................................36
        1.64  "Property Management Agreement"...............................36
        1.65  "Record Date".................................................36
        1.66  "Registration Rights Agreement"...............................36
        1.67  "Released Parties"............................................36
        1.68  "Reorganized FNC".............................................36
        1.69  "Reorganized FNC Charter".....................................36
        1.70  "Schedules"...................................................36
        1.71  "Tort Claim"..................................................36

ARTICLE II    TREATMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS AND
              ALLOWED PRIORITY TAX CLAIMS...................................37
        2.1   Non-Classification............................................37
        2.2   Administrative Expense Claims.................................37
              (a) In General................................................37
              (b) Claims of DIP Lender......................................37
              (c) Professional Compensation and Expense Reimbursement
                  Claims                                                    37
        2.3   Priority Tax Claims...........................................38

ARTICLE III   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.................38
        3.1   Identification of Classes.....................................38

ARTICLE IV    TREATMENT OF CLAIMS AND EQUITY INTERESTS......................39
        4.1   Class 1 -- Priority Claims....................................39
              (a)   Impairment and Voting...................................39
              (b)   Distributions and Effects Thereof.......................39

        4.2   Class 2 -- Kimco Secured Claims...............................39
              (a)   Impairment and Voting...................................39
              (b)   Allowance of Kimco Secured Claims.......................39
              (c)   Distributions and Effects Thereof.......................39
              (d)   Cancellation............................................39
        4.3   Class 3 -- General Secured Claims.............................39
              (a)   Impairment and Voting...................................39
              (b)   Subclassification.......................................39
              (c)   Distributions and Effects Thereof.......................40
        4.4   Class 4 -- General Unsecured Claims...........................40
              (a)   Impairment and Voting...................................40
              (b)   Distributions and Effects Thereof.......................40
              (c)   Tort Claims.............................................40
        4.5   Class 5 -- Equity Interests...................................41
              (a)   Impairment and Voting...................................41
              (b)   Distributions and Effects Thereof.......................41
        4.6   Class 6 -- Convenience Interests..............................41
              (a)   Impairment and Voting...................................41
              (b)   Distributions...........................................41

ARTICLE V     MEANS OF IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN....41
        5.1   Plan Funding..................................................41
        5.2   New Indenture and New Senior Notes............................42
        5.3   Investment Agreement..........................................43
        5.4   Development Agreement.........................................43
        5.5   Property Management Agreement.................................43
        5.6   Registration Rights Agreement.................................43
        5.7   Reorganized FNC Charter.......................................43
        5.8   Issuance of New FNC Common Stock..............................43
        5.9   Revesting of Assets...........................................44
        5.10  Cancellation and Surrender of Existing Securities and
              Agreements....................................................44
        5.11  Continuation of Bankruptcy Injunction or Stays................45
        5.12  Full and Final Satisfaction...................................45
        5.13  Waiver of Avoidance Actions...................................45
        5.14  Termination of Subordination Rights...........................45
        5.15  Administration Pending Effective Date.........................45
        5.16  Setoffs.......................................................45
        5.17  Post-Confirmation Fees, Final Decree..........................45
        5.18  Section 1145 Exemption........................................45

ARTICLE VI    VOTING AND DISTRIBUTIONS AND TREATMENT OF DISPUTED,
              CONTINGENT AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS.......46
        6.1   Voting of Interests...........................................46
        6.2   Nonconsensual Confirmation....................................46
        6.3   Method of Distributions Under this Plan.......................46
              (a)   In General..............................................46

              (b)   Distributions of Cash...................................46
              (c)   Timing of Distributions.................................46
              (d)   Fractional Dollars......................................46
              (e)   Fractional Shares.......................................47
              (f)   Distributions to Holders as of the Confirmation Date....47
        6.4   Objections to and Resolution of Administrative Expense
              Claims, Claims and Equity Interests...........................47
        6.5   Establishment and Maintenance of Reserve for Disputed Claims..47
        6.6   Distributions Upon Allowance of Disputed Claims...............48
        6.7   Unclaimed Distributions.......................................48
        6.8   Distributions Relating to Allowed Insured Claims..............48

ARTICLE VII   EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION
                CLAIMS......................................................48
        7.1   Executory Contracts and Unexpired Leases......................48
        7.2   Claims Deadline for Filing Proofs of Claims Relating to
              Executory Contracts and Unexpired Leases......................49
        7.3   Insurance Policies............................................49
        7.4   Indemnification Claims........................................49
        7.5   Unexercised Stock Options and Warrants........................49
        7.6   Retiree Benefits..............................................49

ARTICLE VIII  CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED FNC........49
        8.1   Management of Reorganized FNC.................................49
        8.2   Directors and Officers of Reorganized FNC.....................50
              (a)   Board of Directors of Reorganized FNC...................50
              (b)   Officers of Reorganized FNC.............................50
        8.3   Corporate Action..............................................50

ARTICLE IX    EXCULPATION, INJUNCTIONS, ETC.................................50
        9.1   Discharge.....................................................50
        9.2   Exculpation...................................................50
        9.3   Release of Released Parties...................................51
        9.4   Mutual Releases by Released Parties...........................51
        9.5   Injunctions...................................................51
              (a)   Injunction Related to Discharge.........................51
              (b)   Injunction Relating to Exculpation and Release..........52

ARTICLE X     CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN......52
        10.1  Condition to Confirmation.....................................52
        10.2  Conditions Precedent to Effectiveness.........................52
        10.3  Waiver of Conditions..........................................53
        10.4  Effect of Failure of Conditions...............................53

ARTICLE XI    RETENTION OF JURISDICTION.....................................53
        11.1  Retention of Jurisdiction.....................................53

ARTICLE XII   MISCELLANEOUS PROVISIONS......................................54
        12.1  Effectuating Documents and Further Transactions...............54
        12.2  Exemption from Transfer Taxes.................................54
        12.3  Amendment or Modification of this Plan........................55
        12.4  Severability..................................................55
        12.5  Revocation or Withdrawal of this Plan.........................55
        12.6  Plan Supplement...............................................55
        12.7  Binding Effect................................................56
        12.8  Notices.......................................................56
        12.9  Termination of Creditors' Committee...........................57
        12.10 Governing Law.................................................57
        12.11 Withholding and Reporting Requirements........................57
        12.12 Headings......................................................57
        12.13 Inconsistency.................................................57

PROSKAUER ROSE LLP
Counsel for the Debtor
  and Debtor-in-Possession
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Jeffrey W. Levitan (JL-6155)
Lisa A. Chiappetta (LC-6514)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------

IN RE:                                          (Chapter 11)

FRANK'S NURSERY & CRAFTS, INC.,

                           DEBTOR.              Case No. 04-15826 (PCB)

-----------------------------------------

                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

         Frank's Nursery & Crafts, Inc., debtor and debtor-in-possession, proposes this Amended Plan of Reorganization under Section 1121(c) of Title 11 of the United States Code.

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS
                      -------------------------------------

         DEFINITIONS; INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION. For purposes of this Plan, the following terms shall have the meanings specified in this Article 1. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code and the rules of construction contained in
Section 102 of the Bankruptcy Code shall apply to the construction hereof. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all Section, Article, Schedule or Exhibit references in this Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, this Plan. Headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Section, sub-Section or clause contained in this Plan.

     1.1 "ADMINISTRATIVE EXPENSE CLAIM" shall mean a Claim Allowed under Section 503(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) Claims of the DIP Lender under the DIP

Loan Documents and the DIP Financing Order, (b) any actual and necessary costs and expenses of preserving the Estate or administering the Chapter 11 Case as authorized and approved by a Final Order, (c) any actual and necessary costs and expenses incurred after the Petition Date in the ordinary course of the Debtor's business, (d) fees and expenses of Professionals to the extent Allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code and (e) all fees and charges assessed against the Estate pursuant to 28 U.S.C. ss. 1930.

     1.2 "ADMINISTRATIVE EXPENSE CLAIM BAR DATE" shall mean the date(s) fixed by order of the Bankruptcy Court by which persons set forth therein asserting Administrative Expense Claims must file an administrative proof of Claim or request for payment of an Administrative Expense Claim or be forever barred from asserting an Administrative Expense Claim against the Debtor or its property and from sharing in distributions hereunder.

     1.3 "ALLOWED" shall mean, (a) with reference to any Claim: (i) a Claim that has been listed by the Debtor in its Schedules, as such Schedules have been or may be amended from time to time in accordance with Bankruptcy Rule 1009, and
(x) is not listed as disputed, contingent or unliquidated, and (y) is not a Claim as to which a proof of claim has been filed; (ii) a Claim as to which a timely proof of Claim has been filed as of the Bar Date in a sum certain and either (x) no objection thereto, or application to estimate, equitably subordinate, reclassify or otherwise limit recovery, has been made on or before any applicable deadline, or (y) if an objection thereto, or application to estimate, equitably subordinate, reclassify or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole or in part) has been allowed by a Final Order; (iii) a Claim arising from the recovery of property under Section 550 or 553 of the Bankruptcy Code and allowed in accordance with Section 502(h) of the Bankruptcy Code; (iv) any Claim expressly allowed under this Plan, (v) any Claim expressly allowed by Final Order and (vi) any Claim as to which the Debtor or Reorganized FNC has determined not to interpose an objection as set forth in a schedule to be filed by the Debtor on the Effective Date, which schedule shall be updated quarterly, and (b) with reference to any Interest: (i) an Interest which is registered as of the Record Date in such stock register as may be maintained on behalf of the Debtor, (ii) an Interest expressly allowed by Final Order, (iii) any Interest as to which no objection has been interposed and (iv) any Interest as to which the Debtor or Reorganized FNC has determined not to interpose an objection.

     1.4 "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

     1.5 "BANKRUPTCY COURT" shall mean the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Case and, to the extent of any reference under 28 U.S.C. ss. 157, the bankruptcy unit of such District Court under 28 U.S.C. ss. 151.

     1.6 "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. ss. 2075 and the Local Rules of the Bankruptcy Court, each as amended from time to time.

     1.7 "BAR DATE" shall mean the date(s) fixed by order of the Bankruptcy Court by which Persons asserting a Claim against the Debtor must file a proof of Claim on account of such Claim or be forever barred from asserting a Claim against the Debtor or its property and from sharing in distributions hereunder.

     1.8 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or legal holiday, as such term is defined in Bankruptcy Rule 9006.

     1.9 "CASH" shall mean cash, cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

     1.10 "CAUSES OF ACTION" shall include, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, Claims and demands whatsoever, whether known or unknown, in law, equity, or otherwise, including causes of action under Article 5 of the Bankruptcy Code.

     1.11 "CHAPTER 11 CASE" shall mean the Debtor's case under Chapter 11 of the Bankruptcy Code which is currently pending in the Bankruptcy Court.

     1.12 "CLAIM" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code, including, without limitation, (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     1.13 "CLASS" shall mean any category of Claims or Equity Interests classified in Article 3 of this Plan pursuant to Section 1129(a)(1) of the Bankruptcy Code.

     1.14 "COLLATERAL" shall mean any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

     1.15 "CONFIRMATION DATE" shall mean the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

     1.16 "CONFIRMATION HEARING" shall mean the hearing held by the Bankruptcy Court to consider confirmation of this Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     1.17 "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming this Plan pursuant to the provisions of the Bankruptcy Code.

     1.18 "CONTINGENT CLAIM" shall mean any Claim for which a proof of claim has been filed with the Bankruptcy Court which was not filed in a sum certain, or which has not accrued and is dependent upon a future event that has not occurred or may never occur.

     1.19 "CONVENIENCE INTERESTS" shall mean Allowed Interests of a single holder that equal 5,000 shares of Old Common Stock or less.

     1.20 "CREDITORS' COMMITTEE" shall mean the official committee of unsecured creditors appointed in the Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code, as same is constituted from time to time.

     1.21 "DEBTOR" shall mean Frank's Nursery & Crafts, Inc., as debtor and debtor-in-possession prior to the Confirmation Date.

     1.22 "DEBTOR-IN-POSSESSION" shall mean the Debtor in its capacity as debtor-in-possession in the Chapter 11 Case pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     1.23 "DEVELOPMENT AGREEMENT" shall mean that certain Development Management Agreement between Reorganized FNC and KRC Property Management I, Inc. effective as of the Effective Date respecting the development of the properties of Reorganized FNC, which shall be substantially in the form contained in the Plan Supplement.

     1.24 "DIP FINANCING ORDER" shall mean the Final Order of the Bankruptcy Court dated September 29, 2004 (as same has been or may be amended) approving and authorizing the terms of the DIP Loan Agreement in the Chapter 11 Case pursuant to the DIP Loan Documents.

     1.25 "DIP LENDER" shall mean Kimco Securities Corporation, an affiliate of Kimco, as lender under the DIP Loan Agreement.

     1.26 "DIP LOAN AGREEMENT" shall mean that certain Debtor-in-Possession Credit Agreement dated as of September 8, 2004 (as same has been or may be amended) between the Debtor and the DIP Lender.

     1.27 "DIP LOAN DOCUMENTS" shall mean the DIP Loan Agreement and all other documents and instruments evidencing and/or setting forth the terms of debtor-in-possession financing arrangements in the Chapter 11 Case as approved by the DIP Financing Order and any subsequent orders.

     1.28 "DISBURSING AGENT" shall mean an entity to be identified by the Debtor at or prior to the Confirmation Hearing, reasonably acceptable to the Creditors' Committee, which shall (i) make the distributions to be made pursuant to and in accordance with the terms of this Plan, the Confirmation Order or any other relevant Final Order of the Bankruptcy Court, and (ii) perform any other act or task that is or may be delegated to the Disbursing Agent under this Plan.

     1.29 "DISCLOSURE STATEMENT" shall mean the disclosure statement relating to this Plan, including without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as same may be amended, supplemented or otherwise modified from time to time.

     1.30 "DISPUTED" shall mean, with respect to Claims or Equity Interests, any such Claim or Equity Interest: (a) as to which the Debtor or any other party-in-interest has interposed a timely objection or request for estimation, or has sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by Final Order; (b) which is a Contingent Claim; or (c) which has not been Allowed.

     1.31 "DISPUTED  CLAIMS RESERVE" shall have the meaning set forth in Section
6.5 of this Plan.

     1.32 "EFFECTIVE DATE" shall mean a Business Day on or after the Confirmation Date specified by the Debtor and the Plan Investors on which all conditions to the occurrence of the effective date set forth in Section 10.2 of this Plan have been satisfied or waived pursuant to Section 10.3 of this Plan.

     1.33 "EQUITY INTERESTS" shall mean Allowed Interests of a single holder that equal more than 5,000 shares of Old Common Stock.

     1.34 "EQUITY PARTICIPATION RIGHT" shall mean the non-transferable right (which right must be elected on the ballot distributed with the Disclosure Statement) granted to holders of Equity Interests, pursuant to which, each holder of an Equity Interest that satisfies the conditions set forth in Section
4.5 of this Plan is entitled to purchase its ratable interest (calculated based on the shares of Common Stock outstanding as of the Record Date) in the New Senior Notes and New FNC Common Stock for the same consideration paid by the Plan Investors.

     1.35 "ESTATE" shall mean the estate created in the Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code.

     1.36 "EXCULPATED PARTIES" shall have the meaning set forth in Section 9.2 of this Plan.

     1.37 "FINAL ORDER" shall mean an order, ruling or judgment of the Bankruptcy Court as to which the time to appeal, petition for CERTIORARI, or move for reargument or rehearing has expired and as to which no appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for CERTIORARI, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or Reorganized FNC, as applicable, or in the event that an appeal, writ of CERTIORARI, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or CERTIORARI, reargument or rehearing shall have been denied and the time to take any further appeal, petition for CERTIORARI or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

     1.38 "GENERAL SECURED CLAIM" shall mean any secured claim other than a Kimco Secured Claim.

     1.39 "GENERAL UNSECURED CLAIM" shall mean any Claim that is not a Kimco Secured Claim, General Secured Claim, Administrative Expense Claim, Priority Claim or Priority Tax Claim.

     1.40 "INDEMNIFICATION CLAIMS" shall mean all obligations relating to contribution, indemnification and exculpation by the Debtor or officers and directors of the Debtor as provided in any of (a) the Debtor's certificate of incorporation as in effect prior to or as of the Confirmation Date, (b) the Debtor's by-laws in effect prior to or as of the Confirmation Date, (c) any written agreement with the Debtor, or (d) similar documents or agreements of or with the Debtor as in effect prior to or as of the Confirmation Date.

     1.41 "INSURED CLAIM" shall mean any Claim, to the extent such Claim arose prior to the Petition Date, from an incident or occurrence that is covered under any applicable insurance policy, but solely to the extent it is covered by such insurance policy.

     1.42 "INTERESTS" shall mean all legal, equitable, and other rights of any Person with respect to ownership of Old Common Stock in the Debtor, but shall not include any unexercised stock options or warrants.

     1.43 "INVESTMENT AGREEMENT" shall mean that certain Investment Agreement among the Debtor and the Plan Investors dated as of March 9, 2005, as amended pursuant to that certain First Amendment dated as of April 5, 2005, annexed as Exhibit E to the Disclosure Statement, as same may be amended, modified or supplemented from time to time.

     1.44 "KIMCO" shall mean Kimco Capital Corporation.

     1.45 "KIMCO SECURED CLAIMS" shall mean all Claims of Kimco based upon, evidenced by, arising from or related to the Pre-Petition Credit Agreement.

     1.46 "LIEN" shall have the meaning set forth in Section 101(37) of the Bankruptcy Code; except that a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548 or 549 of the Bankruptcy Code shall not constitute a Lien.

     1.47 "NEW BOARD" shall have the meaning set forth in Section 8.2 hereof.

     1.48 "NEW EQUITY INVESTMENT" shall mean that certain $20 million investment made by the Plan Investors to Reorganized FNC pursuant to, and in accordance with the terms of, the Investment Agreement.

     1.49 "NEW FNC COMMON STOCK" shall mean the common stock of Reorganized FNC issued pursuant to this Plan and the Reorganized FNC Charter.

     1.50 "NEW INDENTURE" shall mean that certain Indenture between Reorganized FNC and the Plan Investors pursuant to which the New Senior Notes will be issued, which shall be substantially in the form contained in the Plan Supplement.

     1.51 "NEW SENIOR NOTES" shall mean those certain senior convertible notes due 2008 issued by Reorganized FNC to the Plan Investors.

     1.52 "OLD COMMON STOCK" shall mean the equity interests represented by duly authorized, validly issued and outstanding shares of common stock of the Debtor, par value $.01 per share, prior to the Effective Date.

     1.53 "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, estate, trust, unincorporated association or organization, governmental agency or political subdivision thereof or other entity.

     1.54 "PETITION DATE" shall mean September 8, 2004, the date on which the Debtor filed its voluntary Chapter 11 petition with the Bankruptcy Court pursuant to the Bankruptcy Code.

     1.55 "PLAN" shall mean this Chapter 11 plan of reorganization including, without limitation, the Plan Documents, and all exhibits, supplements, appendices and schedules hereto and thereto, either in its present form or as the same may be altered, amended or modified from time to time.

     1.56 "PLAN DOCUMENTS" shall mean Reorganized FNC Charter, the New Senior Notes, the New Indenture, the Registration Rights Agreement, the Development Agreement, the Property Management Agreement and any other documents necessary to implement the Plan.

     1.57 "PLAN INVESTORS" shall mean Kimco Capital Corporation, a Delaware corporation, Third Avenue Trust, a Delaware business trust, on behalf of Third Avenue Value Fund Series, Third Avenue Trust, a Delaware business trust, on behalf of Third Avenue Real Estate Value Fund Series, RCG Carpathia Master Fund, Ltd., a Cayman corporation, Ramius Securities, LLC, a Delaware limited liability company, and SphinX Distressed (RCG Carpathia), Segregated Portfolio, a
segregated portfolio of SphinX Distressed Fund SPC, a Cayman segregated portfolio company, and each of their permitted assignees.

     1.58 "PLAN SUPPLEMENT" shall mean the supplement containing copies of the Plan Documents which shall be filed with the Bankruptcy Court. The Plan Supplement, which shall be reasonably satisfactory to the Creditors' Committee and the Plan Investors, is incorporated into, and is a part of, this Plan as if set forth in full herein, and all references to this Plan shall refer to this Plan together with all documents contained in the Plan Supplement. The Plan Supplement (containing drafts or final versions of the Plan Documents) shall be filed with the Bankruptcy Court as early as practicable (but in no event later than three (3) Business Days) prior to the deadline for filing objections to Confirmation of this Plan, or on such other date as the Bankruptcy Court may establish.

     1.59 "PRE-PETITION CREDIT AGREEMENT" shall mean that certain $75 million Credit and Security Agreement dated as of May 20, 2002, by and between Kimco and the Debtor, and any of the documents and instruments relating thereto and entered into in connection therewith including, without limitation, all amendments or modifications thereto and all forbearance agreements.

     1.60 "PRIORITY CLAIMS" shall mean any and all Claims (or portions thereof), if any, entitled to priority under Section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Expense Claims.

     1.61 "PRIORITY TAX CLAIM" shall mean any Claim of a governmental unit entitled to priority under Sections 502(i) or 507(a)(8) of the Bankruptcy Code.

     1.62 "PROFESSIONALS" shall mean those Persons (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

     1.63 "PROFESSIONAL FEES" shall mean the fees and expenses of Professionals.

     1.64  "PROPERTY  MANAGEMENT  AGREEMENT"  shall mean that  certain  Property
Management and Leasing Agreement between Reorganized FNC and KRC Property Management I, Inc. effective as of the Effective Date respecting the management and leasing of the properties of Reorganized FNC, which shall be substantially in the form contained in the Plan Supplement.

     1.65 "RECORD DATE" shall mean (a) for the purpose of voting on the Plan, the date of entry of the order approving the Disclosure Statement respecting the Plan and (b) for the purposes of any distribution to holders of Interests and for the determination of which Interests are Allowed Interests, the Confirmation Date.

     1.66 "REGISTRATION RIGHTS AGREEMENT" shall mean that certain agreement among Reorganized FNC and the Plan Investors which shall be substantially in the form contained in the Plan Supplement.

     1.67 "RELEASED PARTIES" shall have the meaning set forth in Section 9.3 of the Plan.

     1.68 "REORGANIZED FNC" shall mean Frank's Nursery & Crafts, Inc. as constituted on and after the Effective Date as FNC Realty Company.

     1.69 "REORGANIZED FNC CHARTER" shall mean the amended and restated certificate of incorporation and bylaws of Reorganized FNC, which shall be substantially in the form contained in the Plan Supplement.

     1.70 "SCHEDULES" shall mean the schedules of assets and liabilities, the list of holders of interests and the statements of financial affairs filed by the Debtor under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been or may be supplemented or amended from time to time.

     1.71 "TORT CLAIM" shall mean any Claim relating to personal injury, property damage or products liability or other similar claim asserted against the Debtor that has not been compromised and settled or otherwise resolved, and shall include Claims arising from or related to products or services provided by the Debtor prior to the Petition Date regardless of when the accident or injury occurs.

                                   ARTICLE II

                       TREATMENT OF ALLOWED ADMINISTRATIVE
                 EXPENSE CLAIMS AND ALLOWED PRIORITY TAX CLAIMS
                 ----------------------------------------------

     2.1 NON-CLASSIFICATION. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtor are not classified for the purposes of voting on or receiving distributions under this Plan. All such Claims are instead treated separately upon the terms set forth in this Article 2.

     2.2 ADMINISTRATIVE EXPENSE CLAIMS.

         (a) IN GENERAL. All Administrative Expense Claims shall be paid in full, in Cash, in such amounts as (i) are incurred in the ordinary course of business by the Debtor when and as such Claims become due and owing, (ii) are Allowed by the Bankruptcy Court upon the later of the Effective Date or as soon thereafter as practicable, the date upon which there is a Final Order allowing such Administrative Expense Claim or any other date specified in such order or
(iii) may be agreed upon between the holder of such Administrative Expense Claim and the Debtor or Reorganized FNC as the case may be. Such Administrative Expense Claims shall include all costs incurred in the operation of the Debtor's business after the Petition Date, the fees and expenses of Professionals as approved by the Bankruptcy Court, and the fees due to the United States Trustee pursuant to 28 U.S.C. ss. 1930.

         (b) CLAIMS OF DIP LENDER. On the Effective Date, all outstanding obligations of the Debtor to the DIP Lender pursuant to the DIP Loan Documents and the DIP Financing Order, if any, shall be fully and finally satisfied in accordance with the terms of the DIP Loan Documents, the DIP Financing Order and this Plan.

         (c) PROFESSIONAL COMPENSATION AND EXPENSE REIMBURSEMENT CLAIMS. All entities seeking an award by the Bankruptcy Court of Professional Fees, or of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, (i) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within thirty
(30) days after the Confirmation Date; objections shall be filed no later than fifteen (15) days after filing, and (ii) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (x) on the later of the Effective Date or the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (y) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtor or, on and after the Effective Date, Reorganized FNC or (z) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. All Professional Fees for services rendered in connection with the Chapter 11 Case and this Plan after the Confirmation Date, including, without limitation, those relating to the occurrence of the Effective Date and the resolution of Disputed Claims, shall be paid by Reorganized FNC upon receipt of an invoice therefor, or on such other terms as the Debtor may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If Reorganized FNC and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such Professional, such amount shall be determined by the Bankruptcy Court.

         2.3 PRIORITY TAX CLAIMS. Allowed Priority Tax Claims shall be paid in full, in Cash, upon the later of (a) the Effective Date or as soon thereafter as practicable, (b) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim, (c) the date that such Allowed Priority Tax Claim would have been due if the Chapter 11 Case had not been commenced, or (d) upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Priority Tax Claim; PROVIDED, HOWEVER, that the Debtor may, at its option, in lieu of payment in full of Allowed Priority Tax Claims on the Effective Date, make Cash payments respecting Allowed Priority Tax Claims deferred to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code and, in such event, the principal amount of such Allowed Priority Tax Claims shall be amortized in equal annual installments over six (6) years from the date of assessment and interest shall accrue from the Effective Date on the unpaid portion of such Allowed Priority Tax Claim at (i) a rate equal to the effective yield on the three-month treasury bill sold at the auction immediately preceding the Effective Date or (ii) a rate to be agreed to by the Debtor (or Reorganized FNC, as the case may be) and the appropriate governmental unit or, if they are unable to agree, as determined by the Bankruptcy Court.

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

         3.1 IDENTIFICATION OF CLASSES. Claims (other than Administrative Expense Claims and Priority Tax Claims) and Equity Interests are classified for all purposes, including voting on, confirmation of and distribution pursuant to this Plan, as follows:

CLASS                                                           STATUS
-----                                                           ------

Class 1 --     Priority Claims .....................        Not Impaired

Class 2 --     Kimco Secured Claims...................      Not Impaired

Class 3 --     General Secured Claims.................      Not Impaired

Class 4 --     General Unsecured Claims...............      Not Impaired

Class 5 --     Equity Interests.......................        Impaired

Class 6 --     Convenience Interests..................        Impaired

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

     4.1 CLASS 1 -- PRIORITY CLAIMS
         --------------------------

         (a) IMPAIRMENT AND VOTING. Class 1 is not impaired by the Plan. Consequently, each holder of an Allowed Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) DISTRIBUTIONS AND EFFECTS THEREOF. Each holder of an Allowed Priority Claim shall receive, in full and final satisfaction of such holder's Allowed Priority Claim, Cash in an amount equal to such Allowed Priority Claim on the later of (i) the Effective Date and (ii) the date such Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as practicable, unless the holder of an Allowed Priority Claim and the Debtor (or Reorganized FNC, as the case may be), agree to a different treatment thereof, provided that such treatment is not more favorable than the treatment outlined above.

     4.2 CLASS 2 -- KIMCO SECURED CLAIMS
         -------------------------------

         (a) IMPAIRMENT AND VOTING. Class 2 is not impaired by the Plan. Consequently, Kimco is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) ALLOWANCE OF KIMCO SECURED CLAIMS. On the Effective Date, the Kimco Secured Claims shall be deemed Allowed in the full amount owing under the Pre-Petition Credit Agreement through the Effective Date including all accrued and unpaid interest, fees and other expenses estimated to aggregate $47.7 million.

         (c) DISTRIBUTIONS AND EFFECTS THEREOF. On the Effective Date, Kimco shall receive, in full and final satisfaction of the Kimco Secured Claims, Cash in an amount equal to such Allowed Kimco Secured Claims.

         (d) CANCELLATION. Kimco consents to the cancellation and release of all agreements, instruments and other documents securing the obligations of the Debtor under the Pre-Petition Credit Agreement. Kimco shall be authorized and directed to execute and deliver such documents and releases reasonably necessary to evidence the foregoing.

     4.3 CLASS 3 -- GENERAL SECURED CLAIMS
         ---------------------------------

         (a) IMPAIRMENT AND VOTING. Class 3 is not impaired by the Plan. Consequently, each holder of an Allowed General Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) SUBCLASSIFICATION. Each General Secured Claim shall constitute a separate Class numbered 3.1, 3.2, 3.3 and so on.

         (c) DISTRIBUTIONS AND EFFECTS THEREOF. To the extent not satisfied by the Debtor in the ordinary course of business prior to the Effective Date, at the option of Reorganized FNC, a holder of an Allowed General Secured Claim (i) shall retain its lien and such holder's Allowed General Secured Claim shall be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code or (ii) shall receive Cash in an amount equal to such holder's Allowed General Secured Claim, including any interest on such holder's Allowed General Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such General Secured Claim becomes an Allowed General Secured Claim, PROVIDED, HOWEVER, that Reorganized FNC shall make such Cash payment to the holder of any Allowed General Secured Claim that is entitled to a premium or penalty on the payment of its claim prior to its stated maturity if such holder waives and releases the Debtor from any liability associated with pre-payment of such Allowed General Secured Claim. The Confirmation Order shall provide that the Debtor shall make all monthly payments that become due and owing prior to the Effective Date on account of General Secured Claims. In the event that an Allowed General Secured Claim is reinstated, the holder of the Allowed General Secured Claim shall retain its lien and such reinstatement shall not affect the holder's ability to assert any rights or remedies prescribed by the applicable loan documents upon any future event of default, including but not limited to late charges, default interest, pre-payment penalties, and defeasance payments. On the Effective Date or the date that any payment is due, Reorganized FNC shall (x) pay any undisputed portion of a General Secured Claim and (y) establish an interest bearing escrow account with respect to any disputed amounts pending agreement between the parties or a Final Order of the Bankruptcy Court. The Debtor shall file an objection to any portion of a General Secured Claim that it disputes within 60 days of the Effective Date if an agreement has not been previously reached between the parties as to the amount of the claim. The transactions contemplated by this Plan shall not be a "change of control" under any note, mortgage, loan or security agreement.

     4.4 CLASS 4 -- GENERAL UNSECURED CLAIMS
         -----------------------------------

         (a) IMPAIRMENT AND VOTING. Class 4 is not impaired by the Plan. Consequently, each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) DISTRIBUTIONS AND EFFECTS THEREOF. On the Effective Date, or as soon thereafter as practicable, each holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such holder's Allowed General Unsecured Claim, a Cash payment equal to the Allowed amount of such Claim, plus post-petition interest at a rate of 2.10% per annum for the period from the Petition Date through the Effective Date.

         (c) TORT CLAIMS. All Tort Claims are Disputed General Unsecured Claims. Any holder of a Tort Claim must have filed a proof of claim prior to the Bar Date or be forever barred from asserting a Claim against the Debtor or its property. Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Case shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending as of the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court, shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this Plan shall impair the Debtor's right to seek estimation of any or all Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim. Any Allowed Tort Claim which is also an Allowed Insured Claim shall be treated in accordance with Section 6.8 of this Plan.

     4.5 CLASS 5 -- EQUITY INTERESTS
         ---------------------------

         (a)  IMPAIRMENT   AND  VOTING.   Class  5  is  impaired  by  the  Plan.
Consequently, each holder of an Allowed Equity Interest shall be entitled to vote to accept or reject the Plan.

         (b) DISTRIBUTIONS AND EFFECTS THEREOF. On the Effective Date, each of the shares of Old Common Stock shall be cancelled, annulled and extinguished and the holders of Allowed Equity Interests shall be entitled to receive, at the option of each such holder, either (i) a Cash payment equal to $.75 per share for each of such holder's shares of Old Common Stock, in full and final satisfaction of such Allowed Equity Interest or (ii) (x) shares of New FNC Common Stock equal to the number of shares of Old Common Stock held by such holder (subject to dilution) and (y) the Equity Participation Right, PROVIDED, HOWEVER, THAT A HOLDER OF AN EQUITY INTEREST MAY ONLY EXERCISE THE EQUITY PARTICIPATION RIGHT IF SUCH HOLDER IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1993 (AS AMENDED) AND HOLDS 100,000 SHARES OF OLD COMMON STOCK OR MORE. Any holder of an Equity Interest that does not elect treatment on the ballot accompanying the Disclosure Statement, shall be deemed to have elected to receive Cash in an amount equal to $.75 per share for each of such holder's shares of Old Common Stock.

     4.6 CLASS 6 -- CONVENIENCE INTERESTS
         --------------------------------

         (a)  IMPAIRMENT   AND  VOTING.   Class  6  is  impaired  by  the  Plan.
Consequently, each holder of an Allowed Convenience Interest shall be entitled to vote to accept or reject the Plan.

         (b) DISTRIBUTIONS. On the Effective Date, each of the shares of Old Common Stock shall be cancelled, annulled and extinguished and each holder of an Allowed Convenience Interest shall receive, in full and final satisfaction of such Allowed Convenience Interest, a Cash payment equal to $.75 per share for each of such holder's shares of Old Common Stock.

                                   ARTICLE V

           MEANS OF IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
           ----------------------------------------------------------

     5.1 PLAN FUNDING. The funds utilized to make Cash payments under this Plan have been and/or will be generated from, among other things the proceeds of (i) the New Senior

Notes, (ii) the New Equity Investment and (iii) any sale of property by the Debtor. See Section 5.3 below.

     5.2 NEW INDENTURE AND NEW SENIOR NOTES. On the Effective Date, Reorganized FNC will execute the New Indenture and issue the New Senior Notes. The New Senior Notes shall be unsecured and shall contain the following material terms:

--------------------------------------------------------------------------------
           Issuer:            Reorganized FNC
--------------------------------------------------------------------------------

                              up to $120 million (less net proceeds from the sale(s) of real property owned by the Debtor prior to the Effective Date and less the

         Principal:           aggregate  amount of any  General  Secured  Claims
                              that remain outstanding after giving effect to the payments required to be made on or about the Effective Date pursuant to Section 4.3 hereof)

--------------------------------------------------------------------------------

          Maturity:           The third anniversary from the Effective Date

--------------------------------------------------------------------------------

          Interest:           7%, at the  option  of  Reorganized  FNC,  payable
                              either in cash or PIK

--------------------------------------------------------------------------------

         Conversion:          At the option of any  holder,  convertible  to New
                              FNC Common Stock at any time at a price of $.75 per share

--------------------------------------------------------------------------------

         Covenants:           The Indenture  contains certain covenants relating
                              to,   among   other   things,   (i)  taxes,   (ii)
                              maintenance  of properties  and  insurance,  (iii)
                              registration  rights,  (iv)  compliance with ERISA
                              and  environmental  laws  and (v)  limitations  on
                              liens,    indebtedness,     loans,    investments,
                              dividends,   guarantees,   capital   expenditures,
                              lease-backs and transactions with affiliates.

                              The Indenture also provides for certain events of default including, without limitation, default in the payment of any principal, interest or premium with respect to any indebtedness for borrowed money or any similar obligation.

--------------------------------------------------------------------------------

       Call Provision:        Reorganized  FNC can call the New Senior Notes for
                              redemption at any time after the date that is 12 months from the Effective Date.

--------------------------------------------------------------------------------

         Reporting:           Reorganized  FNC shall  provide,  on a semi-annual
                              basis,  an income  statement,  cash flow statement
                              and  balance   sheet  to  the  trustee  under  the
                              Indenture  for  distribution  to  holders  of  New
                              Senior  Notes.  In  addition,  in the  event  that
                              Reorganized   FNC  prepares   such  reports  on  a
                              quarterly basis, it will provide copies of the reports to the trustee under the Indenture for distribution to holders of New Senior Notes.

--------------------------------------------------------------------------------

     5.3 INVESTMENT AGREEMENT. On the Effective Date, the transactions contemplated by the Investment Agreement shall be consummated pursuant to which the Plan Investors and any holder of an Equity Interest that exercises its Equity Participation Right on the ballot accompanying the Disclosure Statement shall contribute in the aggregate $20 million to Reorganized FNC in consideration of 26,666,667 shares of New FNC Common Stock and up to $120 million in consideration of the New Senior Notes. In addition, the Plan Investors shall receive either $2.2 million in Cash or 2,933,333 million shares of New FNC Common Stock, at the Debtor's option, as a commitment fee under the New Senior Notes. The principal amounts of the New Senior Notes shall be reduced on a dollar-for-dollar basis by the net proceeds received by the Debtor from the sale of any real property owned by the Debtor prior to the Effective Date.

     5.4 DEVELOPMENT AGREEMENT. On the Effective Date, Reorganized FNC shall execute the Development Agreement with KRC Property Management I, Inc.

     5.5 PROPERTY MANAGEMENT AGREEMENT. On the Effective Date, Reorganized FNC shall execute the Property Management Agreement with KRC Property Management I, Inc.

     5.6 REGISTRATION RIGHTS AGREEMENT. Without limiting the effect of Section 1145 of the Bankruptcy Code, as of the Effective Date, Reorganized FNC will execute the Registration Rights Agreement with the Plan Investors. In the event that Reorganized FNC is required by the Plan Investors to register the New FNC Common Stock and/or New Senior Notes, Reorganized FNC shall register, in addition to such shares, the largest number of securities held by others which the underwriters reasonably believe can be sold without having an adverse effect on such offering. As between the Plan Investors and the holders of New FNC Common Stock that exercised their Equity Participation Right, the number of securities that may be included in the underwriting shall be allocated as follows: (a) FIRST, the maximum number of shares that can be so included of New FNC Common Stock or New Senior Notes held by the Plan Investors on a PRO RATA basis and (b) SECOND, the maximum number of shares that can be so included of New FNC Common Stock or New Senior Notes held by holders of New FNC Common Stock or New Senior Notes other than the Plan Investors that exercised their Equity Participation Right, on a PRO RATA basis.

     5.7 REORGANIZED FNC CHARTER. On the Effective Date, the Reorganized FNC Charter will become effective. The Reorganized FNC Charter, together with the provisions of the Plan, shall, as applicable, provide for, among other things, the incorporation of Reorganized FNC as a Delaware corporation, the authorization and issuance of New FNC Common Stock, and such other provisions as are necessary to facilitate consummation of the Plan, including a provision prohibiting the issuance of non-voting equity securities in accordance with
Section 1123(a)(6) of the Bankruptcy Code, all without any further action by the stockholders or directors of the Debtor or Reorganized FNC, but in such form as is reasonably acceptable to the Plan Investors. The issuance of New FNC Common Stock is authorized without the need for any further corporate action or action by the New Board or shareholders of Reorganized FNC. The Reorganized FNC Charter may also contain restrictions.

     5.8 ISSUANCE OF NEW FNC COMMON STOCK. On the Effective Date, Reorganized FNC shall issue, in accordance with the terms of this Plan and the Investment Agreement, 45.6 million shares of New FNC Common Stock. All shares of New FNC Common Stock to be issued pursuant to this Plan shall be, upon issuance, fully paid and non-assessable, and shall be subject to dilution only as may be expressly set forth in this Plan or in the Plan Documents. Holders of New FNC Common Stock shall have preemptive rights to subscribe for additional shares of New FNC Common Stock. On the Effective Date, Reorganized FNC will transmit written instructions regarding the surrender of Old Common Stock and the distribution of shares of New FNC Common Stock to those parties entitled to receive such stock pursuant to this Plan.

     5.9 REVESTING OF ASSETS. Except as otherwise provided by this Plan, upon the Effective Date, title to all properties and assets dealt with by the Plan shall pass from the Debtor to Reorganized FNC free and clear of all Claims,
Liens, encumbrances and interests of creditors and of equity security holders (except those Claims, Liens, charges, rights, encumbrances and interests created or permitted to continue to be retained pursuant to this Plan) and the
Confirmation Order shall be a judicial determination of discharge and extinguishment of all Claims, Liens or Equity Interests (except those created or permitted to continue to be retained pursuant to this Plan); PROVIDED, HOWEVER, that the real estate upon which the Debtor's location in Utica, Michigan, identified as Store No. 30, is located shall be specifically subject to all easements including, INTER ALIA, for septic purposes, for ingress and egress and for parking for the benefit of Mexican Village of Utica, Inc., Concha Azofiefa and Fernando Gutierrez, individually and/or as Trustee of the Fernando Gutierrez Trust, and their respective heirs, successors and assigns (collectively, "Mexican Village") and/or any other easements, interests or encumbrances that inure to the benefit of Mexican Village. All pre-Effective Date liabilities of the Debtor are treated and/or discharged in accordance with the terms of this Plan and shall not in any manner be (or be deemed to be) transferred or assumed by Reorganized FNC.

     5.10 CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND AGREEMENTS

         (a) Except as may otherwise be provided in this Plan, on the date distributions are made, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Interest shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtor under the agreements, indentures and certificates of designations governing such Claims and Interests, as the case may be, shall be discharged and released.

         (b) Except as otherwise provided herein or agreed by Reorganized FNC, each holder of a promissory note, share certificate, bond or other instrument evidencing a Claim or Interest, shall surrender such promissory note, share certificate, bond or instrument to Reorganized FNC (or the Disbursing Agent). No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate, bond or instrument is received by Reorganized FNC (or the Disbursing Agent), or the unavailability of such promissory note, share certificate, bond or instrument is established to the reasonable satisfaction of Reorganized FNC (or the Disbursing Agent), or such requirement is waived by Reorganized FNC. Reorganized FNC may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, bonds or instruments to deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized FNC. Any holder that fails within the later of one year after the Effective Date and the date of Allowance of its Claim or Interest (i) to surrender or cause to be surrendered such promissory note, share certificate, bond or instrument and (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized FNC (or the Disbursing Agent), shall be deemed to have forfeited all rights, Claims and Causes of Action against or Interests in the Debtor and Reorganized FNC and shall not participate in any distribution hereunder.

     5.11 CONTINUATION OF BANKRUPTCY INJUNCTION OR STAYS. All injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     5.12 FULL AND FINAL SATISFACTION. All payments and all distributions hereunder shall be in full and final satisfaction, settlement and release of all Claims and Equity Interests, except as otherwise provided in this Plan.

     5.13 WAIVER OF AVOIDANCE ACTIONS. As of and subject to the occurrence of the Effective Date, the Debtor, for and on behalf of itself and its Estate, hereby waives and releases any of the Causes of Action under Sections 510, 542, 544, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, but shall retain all other Causes of Action.

     5.14 TERMINATION OF SUBORDINATION RIGHTS. Except as otherwise provided in this Plan, the classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

     5.15 ADMINISTRATION PENDING EFFECTIVE DATE. Prior to the Effective Date, the Debtor shall continue to manage its properties as a debtor-in-possession, subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. After the Effective Date, Reorganized FNC may manage its properties, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, but subject to the continuing jurisdiction of the Bankruptcy Court as set forth in Article 11 hereof.

     5.16 SETOFFS. Nothing contained in this Plan shall constitute a waiver or release by the Debtor of any rights of setoff the Debtor may have against any Person.

     5.17 POST-CONFIRMATION FEES, FINAL DECREE. Reorganized FNC shall be responsible for the payment of any post-confirmation fees due pursuant to 28 U.S.C. ss. 1930(a)(6) and the filing of post-confirmation reports, until a final decree is entered. A final decree shall be entered as soon as practicable after distributions have commenced under this Plan.

     5.18 SECTION 1145 EXEMPTION. The issuance of the New Senior Notes, the New FNC Common Stock on the Effective Date and upon conversion of the New Senior Notes, the Equity

Participation Right and other securities that may be deemed to be issued pursuant to this Plan shall be exempt from registration requirements in accordance with Section 1145 of the Bankruptcy Code.

                                   ARTICLE VI

                            VOTING AND DISTRIBUTIONS
                      AND TREATMENT OF DISPUTED, CONTINGENT
                  AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS
                  --------------------------------------------

     6.1 VOTING OF INTERESTS. Each holder of an Allowed Equity Interest in an impaired Class which is entitled to retain or receive property under the Plan shall be entitled to vote separately to accept or reject the Plan and indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

     6.2 NONCONSENSUAL CONFIRMATION. If any impaired Class entitled to vote shall not accept the Plan by the requisite statutory majorities provided in Sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, or if any impaired class is deemed to have rejected the Plan, the Debtor reserves the right (a) to undertake to have the Bankruptcy Court confirm the Plan under
Section 1129(b) of the Bankruptcy Code and (b) to amend the Plan in accordance with Section 13.3 of the Plan to the extent necessary to obtain entry of the Confirmation Order.

     6.3 METHOD OF DISTRIBUTIONS UNDER THIS PLAN.

         (a) IN GENERAL. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by Reorganized FNC (or the Disbursing Agent) to the holder of each Allowed Claim or Equity Interest at the address of such holder as listed in the Debtor's books and records or on the Schedules as of the Confirmation Date, unless the Debtor or Reorganized FNC has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address, if any, for such holder different from the address reflected in the Debtor's books and records or on the Schedules.

         (b) DISTRIBUTIONS OF CASH. Any payment of Cash made by Reorganized FNC (or the Disbursing Agent) pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer.

         (c) TIMING OF DISTRIBUTIONS. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

         (d) FRACTIONAL DOLLARS. Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollars (rounding down in the case of $0.50 or less and rounding up in the case of more than $0.50).

         (e) FRACTIONAL SHARES. No fractional shares of New FNC Common Stock shall be distributed under the Plan. When any distribution on account of an Allowed Equity Interest pursuant to the Plan would otherwise result in the issuance of a number of shares of New FNC Common Stock that is not a whole number, such fractional interests shall be rounded up or down to the nearest whole number.

         (f) DISTRIBUTIONS TO HOLDERS AS OF THE CONFIRMATION DATE. As of the close of business on the Confirmation Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims or Interests. The Debtor and Reorganized FNC shall have no obligation to recognize any transfer of any Claims or Interests occurring after the close of business on the Confirmation Date, and shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.1 of the Plan) with only those holders of record as of the close of business on the Confirmation Date.

     6.4 OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS. Except as to applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code (with respect to which procedures respecting objections shall be governed by
Section 2.2(c) of this Plan and the Confirmation Order or other Final Order), only Reorganized FNC may file objections to the allowance of any Administrative Expense Claims, Claims and Interests subsequent to the Effective Date. All objections shall be litigated to Final Order; PROVIDED, HOWEVER, that
Reorganized FNC shall have the exclusive authority to compromise, settle, otherwise resolve or withdraw any objections without requiring approval by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, all objections to the allowance of Administrative Expense Claims, Claims or Equity Interests that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), shall be filed and served upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 180 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

     6.5 ESTABLISHMENT AND MAINTENANCE OF RESERVE FOR DISPUTED CLAIMS. On the Effective Date, Reorganized FNC shall establish and maintain an interest-bearing reserve (the "DISPUTED CLAIMS RESERVE"), in trust for the holders of Disputed Claims whose Claims ultimately become Allowed Claims, equal to the aggregate of any distributable amounts of Cash (inclusive of post-petition interest at a rate of 2.10% per annum from the Petition Date through the Effective Date) to which holders of Disputed Claims would be entitled under the Plan if such Disputed Claims were Allowed Claims in the amount of such Disputed Claim or such lesser amount as required by a Final Order. For the purposes of effectuating the provisions of this Section and the distributions to holders of Allowed Claims, the Debtor may, at any time and regardless of whether an objection to the Disputed Claim has been brought, request that the Bankruptcy Court estimate, set, fix or liquidate the amount of Disputed Claims pursuant to Section 502(c) of the Bankruptcy Code, in which event the amounts so estimated, fixed or liquidated shall be deemed the Allowed amounts of such Claims for purposes of distribution under this Plan. In lieu of estimating, fixing or liquidating the amount of any Disputed Claim, the Bankruptcy Court may determine the amount to be reserved for such Disputed Claim

(singularly or in the aggregate), or such amount may be fixed by agreement in writing by and between the Debtor and the holder of a Disputed Claim.

     6.6 DISTRIBUTIONS UPON ALLOWANCE OF DISPUTED CLAIMS. The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive distributions from the Disputed Claims Reserve as soon as practical following the date on which such Disputed Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with this Plan based upon the distributions that would have been made to such holder under this Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date, and shall include such holder's PRO RATA share of interest accrued on the Disputed Claims Reserve. Reorganized FNC will pay all expenses in connection with maintaining the Disputed Claims Reserve and prosecuting objections to Disputed Claims. No holder of a Disputed Claim shall have any Claim against the Disputed Claims Reserve or Reorganized FNC with respect to such Claim until such Disputed Claim shall become an Allowed Claim.

     6.7 UNCLAIMED DISTRIBUTIONS. Any Person who receives a check pursuant to this Plan must present such check for payment within 120 days of its date of issuance. Any checks not presented within such 120 day period will be void, and such funds shall revest in Reorganized FNC.

     6.8 DISTRIBUTIONS RELATING TO ALLOWED INSURED CLAIMS. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for Class 4, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this Section shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance. For each Insured Claim, the Debtor shall maintain Cash in the Disputed Claims Reserve equal to the amount of any self-insured retention or deductible under any pertinent insurance policy until such Insured Claim becomes an Allowed Insured Claim or in such other amount as determined pursuant to Section 502(c) of the Bankruptcy Code. The Debtor shall have no other or further obligation to holders of Allowed Insured Claims.

                                  ARTICLE VII

                        EXECUTORY CONTRACTS AND UNEXPIRED
                         LEASES; INDEMNIFICATION CLAIMS
                        ---------------------------------

     7.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Effective Date, all unexpired leases or executory contracts of the Debtor will be rejected in accordance with the provisions and requirements of Section 365 and 1123 of the Bankruptcy Code, EXCEPT those executory contracts and unexpired leases that (a) have been assumed by Final Order of the Bankruptcy Court, (b) are the subject of a motion to assume pending on the Effective Date, or (c) are assumed pursuant to this Plan. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving all such assumptions or rejections pursuant to Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

     7.2 CLAIMS DEADLINE FOR FILING PROOFS OF CLAIMS RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Confirmation Order, must be filed with the Bankruptcy Court and/or served upon Reorganized FNC or as otherwise may be provided in the Confirmation Order by no later than 30 days after the notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its Estate, or Reorganized FNC, and the holders thereof shall not be entitled to any distribution under this Plan or otherwise from Reorganized FNC. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under this Plan.

     7.3 INSURANCE POLICIES. Each of the Debtor's insurance policies and any agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies will remain in full force and effect. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any such insurance policies and related agreements, documents or instruments, shall be in accordance with the treatment provided under Article 4 and Section 6.9 hereof. Nothing contained in this Section 7.3 shall constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, the insurer under any of the Debtor's policies of insurance, relating to such policies of insurance or Insured Claims.

     7.4 INDEMNIFICATION CLAIMS. All Indemnification Claims shall be assumed by Reorganized FNC without limitation and all Persons holding or asserting Indemnification Claims (whether directly, by subrogation or otherwise) shall be entitled to obtain recovery on account of such Claims from Reorganized FNC. Reorganized FNC shall continue and maintain all presently existing directors' and officers' insurance policies, and all such policies shall remain in full force and effect following Confirmation at comparable coverage levels.

     7.5 UNEXERCISED STOCK OPTIONS AND WARRANTS. On the Effective Date, all unexercised options and warrants to purchase Old Common Stock shall be assumed in accordance with the provisions and requirements of Section 365 and 1123 of the Bankruptcy Code.

     7.6 RETIREE BENEFITS. Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period the Debtor is contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtor under applicable law.

                                  ARTICLE VIII

             CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED FNC
             ------------------------------------------------------

     8.1 MANAGEMENT OF REORGANIZED FNC. On the Effective Date, the management, control and operation of Reorganized FNC shall become the general responsibility of the board of directors of Reorganized FNC, which shall, thereafter, have responsibility for the management, control and operation of Reorganized FNC in accordance with applicable law.

     8.2 DIRECTORS AND OFFICERS OF REORGANIZED FNC.
         -----------------------------------------

         (a) BOARD OF DIRECTORS OF REORGANIZED FNC. As of the Effective Date, the board of directors of Reorganized FNC (the "New Board") shall consist of 5 members to be designated by the Plan Investors and it is presently contemplated that the existing three directors of the Debtor will be members of the board of directors of Reorganized FNC. The designation of the board members for Reorganized FNC shall be filed with the Bankruptcy Court on or prior to the commencement date of the Confirmation Hearing, or such later date as the Bankruptcy Court may establish.

         (b) OFFICERS OF REORGANIZED FNC. On the Effective Date, the officers of Reorganized FNC immediately prior to the Effective Date shall serve as the officers of Reorganized FNC. After the Effective Date, the officers of Reorganized FNC shall be determined by the New Board.

     8.3 CORPORATE ACTION. All terms of this Plan may be put into effect and carried out without further action by the directors, shareholders or members of the Debtor or Reorganized FNC, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein, including, without limitation: (a) the adoption of Reorganized FNC Charter, (b) the initial selection of directors and officers of Reorganized FNC, and (c) the distribution of Cash and the issuance and distribution of New FNC Common Stock pursuant to this Plan.

                                   ARTICLE IX

                         EXCULPATION, INJUNCTIONS, ETC.
                         ------------------------------

     9.1 DISCHARGE. EXCEPT AS OTHERWISE PROVIDED IN SECTION 1141 OF THE BANKRUPTCY CODE OR THIS PLAN, THE DISTRIBUTIONS MADE PURSUANT TO THE PLAN WILL BE IN FULL AND FINAL SATISFACTION, SETTLEMENT, RELEASE AND DISCHARGE AS AGAINST THE DEBTOR, OF ANY DEBT THAT AROSE BEFORE THE CONFIRMATION DATE AND ANY DEBT OF A KIND SPECIFIED IN SECTION 502(G), 502(H) OR 502(I) OF THE BANKRUPTCY CODE AND ALL CLAIMS AND INTERESTS OF ANY NATURE, INCLUDING, WITHOUT LIMITATION, ANY INTEREST ACCRUED THEREON FROM AND AFTER THE PETITION DATE, WHETHER OR NOT (I) A PROOF OF CLAIM OR INTEREST BASED ON SUCH DEBT, OBLIGATION OR INTEREST IS FILED OR DEEMED FILED UNDER SECTION 501 OF THE BANKRUPTCY CODE OR (II) SUCH CLAIM OR INTEREST IS ALLOWED UNDER SECTION 502 OF THE BANKRUPTCY CODE OR (III) THE HOLDER OF SUCH ALLOWED CLAIM OR INTEREST HAS ACCEPTED THE PLAN. THE CONFIRMATION ORDER SHALL BE A JUDICIAL DETERMINATION OF THE DISCHARGE OF ALL CLAIMS AGAINST AND INTERESTS IN THE DEBTOR, SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

     9.2 EXCULPATION. NONE OF THE DEBTOR, REORGANIZED FNC, KIMCO, THE DIP LENDER, THE CREDITORS' COMMITTEE, THE PLAN INVESTORS OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, ATTORNEYS, FINANCIAL ADVISORS, AGENTS OR PROFESSIONALS (COLLECTIVELY, THE "EXCULPATED PARTIES") SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF A CLAIM OR INTEREST OR OTHER PERSON FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF, THE CHAPTER 11 CASE, THE PREPARATION OR FORMULATION OF THE PLAN, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE

CONSUMMATION OF THE PLAN OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AND, IN ALL RESPECTS, THE EXCULPATED PARTIES SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN; PROVIDED, HOWEVER, THAT NOTHING IN THE PLAN SHALL, OR SHALL BE DEEMED TO, RELEASE THE EXCULPATED PARTIES FROM, OR EXCULPATE THE EXCULPATED PARTIES WITH RESPECT TO, THEIR RESPECTIVE OBLIGATIONS OR COVENANTS ARISING PURSUANT TO THIS PLAN.

     9.3 RELEASE OF RELEASED PARTIES. AS OF THE EFFECTIVE DATE, IN CONSIDERATION FOR, AND AS PART OF THE TREATMENT AFFORDED TO THE HOLDERS OF CLAIMS AND INTERESTS UNDER THIS PLAN, AND FOR OTHER VALUABLE CONSIDERATION, EACH OF THE DEBTOR, REORGANIZED FNC, KIMCO, THE DIP LENDER, THE CREDITORS' COMMITTEE, THE PLAN INVESTORS AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, ATTORNEYS, FINANCIAL ADVISORS, AGENTS OR PROFESSIONALS (COLLECTIVELY, THE "RELEASED PARTIES") SHALL BE DEEMED FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL KNOWN AND UNKNOWN CAUSES OF ACTION OF ANY NATURE THAT ANY PERSON (INCLUDING, WITHOUT LIMITATION, ANY HOLDER OF CLAIMS AND INTERESTS UNDER THE PLAN) MAY HAVE ASSERTED, COULD HAVE ASSERTED, OR COULD IN THE FUTURE ASSERT, DIRECTLY OR INDIRECTLY, AGAINST ANY OF THE RELEASED PARTIES BASED ON ANY ACT OR OMISSION OF THE DEBTOR ON OR PRIOR TO THE EFFECTIVE DATE, EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT ON THE PART OF THE RELEASED PARTY; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASES SHALL NOT APPLY TO CAUSES OF ACTION THAT ARISE FROM OBLIGATIONS OR RIGHTS CREATED UNDER OR IN CONNECTION WITH THE PLAN OR ANY AGREEMENT PROVIDED FOR OR CONTEMPLATED IN THE PLAN.

     9.4 MUTUAL RELEASES BY RELEASED PARTIES. AS OF THE EFFECTIVE DATE, EACH OF THE RELEASED PARTIES HEREBY UNCONDITIONALLY FOREVER RELEASES, WAIVES AND DISCHARGES ALL KNOWN AND UNKNOWN CAUSES OF ACTION OF ANY NATURE THAT SUCH RELEASED PARTY HAS ASSERTED MAY HAVE ASSERTED, COULD HAVE ASSERTED, OR COULD IN THE FUTURE ASSERT, DIRECTLY OR INDIRECTLY, AGAINST ANY OF THE OTHER RELEASED PARTIES BASED ON ANY ACT OR OMISSION RELATING TO THE DEBTOR OR ITS BUSINESS OPERATIONS (INCLUDING, WITHOUT LIMITATION, THE ORGANIZATION OR CAPITALIZATION OF THE DEBTOR OR EXTENSIONS OF CREDIT AND OTHER FINANCIAL SERVICES AND ACCOMMODATIONS MADE OR NOT MADE TO THE DEBTOR) OR THE CHAPTER 11 CASE ON OR PRIOR TO THE EFFECTIVE DATE; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASES SHALL NOT APPLY TO CAUSES OF ACTION THAT ARISE FROM OBLIGATIONS OR RIGHTS CREATED UNDER OR IN CONNECTION WITH THE PLAN OR ANY AGREEMENT PROVIDED FOR OR CONTEMPLATED IN THE PLAN.

     9.5 INJUNCTIONS.

         (a) INJUNCTION RELATED TO DISCHARGE. AS OF THE EFFECTIVE DATE AND SUBJECT TO ITS OCCURRENCE, ALL PERSONS THAT HAVE HELD, CURRENTLY HOLD OR MAY HAVE ASSERTED A CLAIM, A CAUSE OF ACTION OR AN EQUITY INTEREST OR OTHER RIGHT OF A HOLDER OF AN EQUITY INTEREST THAT IS DISCHARGED, RELEASED OR TERMINATED
PURSUANT TO THE PLAN, ARE HEREBY PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING, ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT,
AWARD, DECREE OR ORDER, CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE, ASSERTING A SET-OFF, RIGHT OR SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO ANY SUCH RELEASING PERSON, AND FROM COMMENCING OR

CONTINUING ANY ACTION, IN ANY MANNER OR IN ANY PLACE WHERE THE FOREGOING DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THIS PLAN, AND THE CONFIRMATION ORDER SHALL PROVIDE FOR SUCH INJUNCTIONS.

         (b) INJUNCTION RELATING TO EXCULPATION AND RELEASE. AS OF THE EFFECTIVE DATE, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, ALL PERSONS ARE HEREBY PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY
PLACE, ANY ACTION OR OTHER PROCEEDING, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE AGAINST ANY OR ALL OF THE EXCULPATED PARTIES OR RELEASED PARTIES, ON ACCOUNT OF OR RESPECTING ANY CLAIMS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES EXCULPATED, RELEASED OR DISCHARGED PURSUANT TO THE PLAN, AND THE CONFIRMATION ORDER SHALL PROVIDE FOR SUCH INJUNCTIONS.

                                   ARTICLE X

            CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN
            --------------------------------------------------------

     10.1 CONDITION TO CONFIRMATION. Unless this condition is satisfied or waived pursuant to Section 10.3 of this Plan, it is a condition to the entry of the Confirmation Order that the Confirmation Order shall be in form and substance reasonably acceptable to the Debtor, the Creditors' Committee and the Plan Investors.

     10.2 CONDITIONS PRECEDENT TO EFFECTIVENESS. This Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of this Plan:

         (a) the Confirmation Order, in form and substance reasonably acceptable to the Debtor, the Creditors' Committee and the Plan Investors shall have been entered by the Bankruptcy Court and shall have become a Final Order;

         (b) the Investment Agreement and any related documents shall have been finalized, fully executed, and the transactions contemplated thereby shall have been consummated;

         (c) each of the Plan Documents, in form and substance reasonably acceptable to the Debtor, the Creditors' Committee and the Plan Investors, shall have been effected or executed and delivered, and the New FNC Common Stock required to be distributed to the Plan Investors shall be validly issued and outstanding;

         (d) the sum of the aggregate amount of Allowed Claims and Disputed Claims for which Cash is maintained in the Disputed Claims Reserve in Class 1 (Priority Claims) and with respect to any unpaid Administrative Expense Claims does not exceed $5.6 million;

         (e) the sum of the aggregate amount of Allowed Claims and Disputed Claims for which Cash is maintained in the Disputed Claims Reserve in Class 4 (General Unsecured Claims) does not exceed $50 million (excluding the reserve established for Insured Claims pursuant to Section 6.8 of this Plan);

         (f) the sum of Allowed Claims in Class 2 (Kimco Secured Claims) does not exceed $47.7 million, less the net proceeds received by the Debtor from the sale of any real property owned by the Debtor prior to the Effective Date;

         (g) Reorganized FNC shall have sufficient Cash to make all payments required to be made on the Effective Date and to fund all reserves required pursuant to this Plan; and

         (h) all actions, other documents and agreements necessary to implement this Plan shall have been effected or executed and delivered.

     10.3 WAIVER OF CONDITIONS. The Debtor, with the prior consent of the Plan Investors and the Creditors' Committee, may waive one or more of the conditions set forth in Sections 10.1 and 10.2 of this Plan above.

     10.4 EFFECT OF FAILURE OF CONDITIONS. In the event that one or more of the conditions specified in Section 10.2 of the Plan have not occurred on or before 120 days after the Confirmation Date, upon notification submitted by the Debtor (in consultation with the Creditors' Committee) to the Bankruptcy Court, counsel for the Creditors' Committee, counsel for the DIP Lender and counsel for the Plan Investors, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION
                            -------------------------

     11.1 RETENTION OF JURISDICTION. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and this Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims;

         (b) to hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

         (c) to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

         (d) to liquidate any Disputed Claim;

         (e) to enforce the provisions of this Plan, including the discharge, injunction, and exculpation provided for in this Plan;

         (f) to enable the Debtor to prosecute any and all proceedings which have been or may be brought prior to the Effective Date, or subsequent to the Effective Date, to set aside liens or encumbrances and to recover any transfers, assets, properties, or damages to which the Debtor may be entitled under applicable provisions of the Bankruptcy Code or any federal, state, or local laws;

         (g) to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of this Plan;

         (h) to hear and determine any Claim or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

         (i) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         (j) to hear and determine any disputes arising under or in connection with the Investment Agreement, the New Senior Notes or the New Senior Notes Indenture; and

         (k) to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     12.1 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. The Debtor or Reorganized FNC, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

     12.2 EXEMPTION FROM TRANSFER TAXES. In accordance with Section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any security under the Plan including, without limitation the New FNC Common Stock or the Equity Participation Right, or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated by the Plan including, without limitation, real or personal property transferred or sold prior to the Effective Date, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and
(c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     12.3 AMENDMENT OR MODIFICATION OF THIS PLAN. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtor, with the prior consent of the Plan Investors, the DIP Lender and the Creditors' Committee as to any alterations, amendments or modifications (which consent shall not be unreasonably withheld), at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with Section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time before or after the Confirmation Date with the consent of the Creditors' Committee and the Plan Investors (which consent shall not be unreasonably withheld), but before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under
Section 1129 of the Bankruptcy Code. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder. The Debtor may, with notice to the Creditors' Committee, the DIP Lender and the Plan Investors, but without notice to holders of Claims or Interests insofar as it does not materially and adversely affect the interests of any such holders, correct any defect or omission in this Plan and any exhibit hereto or in any Plan Document under Section 1127(b) of the Bankruptcy Code.

     12.4 SEVERABILITY. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in this Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision hereof.

     12.5 REVOCATION OR WITHDRAWAL OF THIS PLAN. The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

     12.6 PLAN SUPPLEMENT. The Plan Supplement (containing drafts or final versions of the Plan Documents) shall be filed with the Bankruptcy Court as early as practicable (but in no event later than three (3) Business Days) prior to the deadline fixed for filing objections to confirmation of this Plan, or on such other date as the Bankruptcy Court may establish. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Section 12.8 hereof. The Plan Supplement is incorporated into and a part of the Plan as if set forth in full herein.

     12.7 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtor, the Plan Investors, the holders of Claims and Equity
Interests, and their respective successors and assigns, including, without limitation, Reorganized FNC.

     12.8 NOTICES. All notices, requests and demands under this Plan, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

            If to the Debtor:

            c/o Frank's Nursery & Crafts, Inc.
            580 Kirts Boulevard, Suite 300
            Troy, Michigan 48084
            fax:   248.712.7336
            Attn:  Michael McBride, Vice President, Real Estate & Legal

            - and -

            Proskauer Rose LLP
            Attorneys for the Debtor and Debtor-in-Possession
            1585 Broadway
            New York, New York  10036-8299
            fax:   212.969.2900
            Attn:  Alan B. Hyman, Esq.
                   Jeffrey W. Levitan, Esq.

            If to the Creditors' Committee:

            Otterbourg, Steindler, Houston & Rosen, P.C.
            Counsel to the Official Committee of Unsecured Creditors 230 Park Avenue
            New York, NY 10169
            fax:   212.682.6104
            Attn:  Glenn B. Rice, Esq.
                   Enid Nagler Stuart, Esq.

            If to the Plan Investors:

            Kimco Capital Corporation
            3333 New Hyde Park Road
            New Hyde Park, New York  11042-0020
            fax:   516.336.5686

           Attn:  Milton Cooper
                   Raymond Edwards

            - and -

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, NY  10019
            fax:   212.403.2000
            Attn:  Scott K. Charles, Esq.
                   Sarah S. Johnson, Esq.

     12.9 TERMINATION OF CREDITORS' COMMITTEE. Except as otherwise provided in this Section 12.9, on the Effective Date, the Creditors' Committee shall cease to exist and its respective members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Creditors' Committee and the Chapter 11 Case. The Creditors' Committee shall continue to exist after such date (i) with respect to all the applications filed pursuant to Sections 330 and 503 of the Bankruptcy Code or Claims for fees and expenses by Professionals, (ii) any post-confirmation modifications to the Plan or Confirmation Order, and (iii) any matters pending as of the Effective Date before the Bankruptcy Court to which the Creditors' Committee is party, until such matters are resolved, at which time the Creditors' Committee shall dissolve and the members thereof shall be released and discharged from any further responsibility relating to the Creditors' Committee and the Chapter 11 Case. The expenses of the Creditors' Committee and fees and expenses of the Creditors' Committee's Professionals incurred post-Effective Date shall be paid by Reorganized FNC in accordance with
Section 2.2(c) of this Plan.

     12.10 GOVERNING LAW. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

     12.11 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the consummation of the Plan, the Debtor or Reorganized FNC, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     12.12 HEADINGS. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

     12.13 INCONSISTENCY. In the event of any inconsistency between this Plan and the Disclosure Statement, any exhibit to this Plan or Disclosure Statement or any other instrument or document created or executed pursuant to this Plan, this Plan shall govern.

Dated: April 22, 2005
       New York, New York

                                       FRANK'S NURSERY & CRAFTS, INC.
                                       Debtor and Debtor-in-Possession



                                       By:   /S/ MARK VON MAYRHAUSER
                                            ---------------------------
                                            Mark von Mayrhauser
                                            Vice President

PROSKAUER ROSE LLP

By:   /S/ ALAN B. HYMAN
    ---------------------
Alan B. Hyman (AH-6655)
Jeffrey W. Levitan (JL-6155)
1585 Broadway
New York, New York 10036
(212) 969-3000

Counsel for the Debtor and
Debtor-in-Possession